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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  March 5, 1996
                Date of report (Date of earliest event reported)



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                              WEDGESTONE FINANCIAL
             (Exact name of registrant as specified in its charter)

                         Commission File Number: 1-8984



            MASSACHUSETTS                                 04-26950000
   State or other jurisdiction of                 I.R.S. Employer Identification
   incorporation or organization                            Number


        5200 N. Irwindale Avenue, Suite 168, Irwindale, California 91760
                     Address of principal executive offices


                                 (818) 338-3555
                             Registrant's Telephone


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ITEM 5.  OTHER EVENTS

On March 5, 1996, the Company's wholly-owned subsidiary, Hercules Automotive Products, Inc. ("HAP"), announced that it would immediately close its manufacturing plant in Pelham, Georgia. The market for the bumpers produced in Pelham, Georgia, has significantly changed during the past year. Historically, a significant percentage of business at HAP was for sales to new truck dealers. Competition from OEM manufacturers has made it extremely difficult for HAP to remain competitive in this market segment. Accordingly, HAP incurred a loss in 1995 and has incurred losses in 1996 as a result of the continued erosion of business to auto dealers.

After carefully analyzing the situation and considering possible solutions, the closing of the Pelham, Georgia, plant was the most practical course of action. HAP is working with its senior lender for an orderly liquidation of the assets in Pelham.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Filed herewith is the Company's press release dated March 5, 1996.

                                      - 2 -

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          WEDGESTONE FINANCIAL


Date: March 13, 1996                      By:/s/______________________
                                          President and Treasurer
                                          (Principal Executive and Financial
                                          Officer)




The name "Wedgestone Financial" (formerly Wedgestone Realty Investors Trust) is the designation of the Trustees under a Declaration of Trust dated March 12, 1980, as amended, and in accordance with such Declaration of Trust, notice is hereby given that all persons dealing with Wedgestone Financial by so acting acknowledge and agree that such persons must look solely to the Trust property for the enforcement of any claims against Wedgestone Financial and that neither Trustees, officers, employees, agents nor shareholders assume any personal liability for claims against the Trust or obligations entered into on behalf of Wedgestone Financial, and that the respective properties shall not be subject to claims of any other person in respect of any such liability.

                                      - 3 -

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                                    Exhibit A


                       HERCULES AUTOMOTIVE PRODUCTS, INC.
                              U.S. HIGHWAY 19 NORTH
                                  P.O. BOX 469
                              PELHAM, GEORGIA 31779


NEWS RELEASE

Contact:          Wedgestone Automotive Corporation
                  818-960-5051

         Pelham, Georgia (March 5, 1996) - Hercules Automotive Products, Inc., today announced it will close its manufacturing plant in Pelham, Georgia. The company has operated the facility since January 1995 when it was acquired from Hercules Bumpers, Inc. The market for the Company's bumpers has been negatively impacted during the last year and has made it extremely difficult for the Company to remain competitive in certain market segments.

         Regarding the closure, a spokesperson for Hercules Automotive Products, Inc., stated "We are saddened by the decision to close the Pelham facility especially when viewed in light of the improvements implemented at the plant since it was acquired in January 1995. The employees in Pelham have demonstrated a strong desire to work efficiently and the closure in no way reflects on the quality of their efforts. After carefully analyzing the economics of the plant and considering possible solutions, the closing of the plant was the most practical course of action."

         The Company has begun to decommission the facility and is discussing with local officials potential uses of this 280,000 square foot facility located on 40 acres along U.S. Route 19. The Company is also assisting employees in finding other employment.